EXHIBIT 10.16
September 5, 2006
A. M. Castle & Co.
3400 North Wolf Road
Franklin Park, Illinois 60131
     Re: Amendment No. 1 to Note Agreement
Ladies and Gentlemen:
     Reference is made to that certain Note Agreement dated as of November 17, 2005 (the “Note Agreement”) between A.M. Castle & Co., a Maryland corporation (the “Company”), and The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (collectively, the “Purchasers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.
     The Company has requested certain amendments to the Note Agreement as set forth below and the Purchasers are willing to agree to such amendments on the terms and conditions set for the herein. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:
     SECTION 1. Amendment. From and after the Effective Date (as defined in Section 3 hereof), the Note Agreement is hereby amended as follows:
     1.1. Paragraph 4 of the Note Agreement is amended by adding the words “and 4E” after the words “paragraph 4A” in the introductory sentence thereof.
     1.2. Paragraph 4A(1) of the Note Agreement is amended by the adding the words “or 4F” after the words “paragraph 4E” therein.
     1.3. Paragraph 4E of the Note Agreement is renumbered as paragraph 4F and amended and follows and a new paragraph 4E is added to the Note Agreement as follows:
     “4E. Offer to Prepay Notes in the Event of a Credit Agreement Mandatory Prepayment.
     4E(1). Notice of Credit Agreement Mandatory Prepayment. The Company will, at least 30 days prior to any Credit Agreement Mandatory Prepayment at a time following the occurrence and during the continuance of an Event of Default, give written notice of such Credit Agreement Mandatory Prepayment to each holder of the Notes. Such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 4E(3) in an amount (the “Offered Amount”) such that the ratio of the Offered Amount to the outstanding principal amount of the Notes immediately prior to the payment of such Credit

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Agreement Mandatory Prepayment is equal to the ratio of the amount of such Credit Agreement Mandatory Repayment to the outstanding principal amount of the Term A Loans (as defined in the Credit Agreement) immediately prior to the payment of such Credit Agreement Mandatory Prepayment, and shall be accompanied by the certificate described in paragraph 4E(6).
     4E(2). Notice of Acceptance of Offer under Paragraph 4E(1). If the Company shall at any time receive an acceptance to an offer to prepay Notes under paragraph 4E(1) from some, but not all, of the holders of the Notes, then the Company will, within two Business Days after the receipt of such acceptance, give written notice of such acceptance to each other holder of the Notes.
     4E(3). Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraph 4E(1) shall be an offer to prepay, in accordance with and subject to this paragraph 4E, the Notes in an aggregate amount equal to the Offered Amount at the time of the occurrence of the Credit Agreement Mandatory Prepayment.
     4E(4). Rejection; Acceptance. A holder of Notes may accept or reject the offer to prepay made pursuant to this paragraph 4E by causing a notice of such acceptance or rejection to be delivered to the Company prior to the prepayment date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this paragraph 4E shall be deemed to constitute a rejection of such offer by such holder.
     4E(5). Prepayment. Prepayment of the Notes to be prepaid pursuant to this paragraph 4E shall be at 100% of the principal amount of such Notes to be prepaid, together with interest accrued thereon to the date of prepayment. The prepayment shall be made at the time of occurrence of a Credit Agreement Mandatory Prepayment. If the aggregate principal amount of the Notes held by the holders of the Notes which have accepted an offer to prepay pursuant to paragraph 4E(4) exceeds the Offered Amount, the principal amount so prepaid shall be allocated to such Notes pro rata in proportion to the respective outstanding principal amounts thereof.
     4E(6). Officer’s Certificate. Each offer to prepay the Notes pursuant to this paragraph 4E shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the proposed prepayment date (which shall be the date of such Credit Agreement Mandatory Prepayment), (ii) that such offer is made pursuant to this paragraph 4E, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on the portion of each Note offered to be prepaid, accrued to the prepayment date, (v) that the conditions of this paragraph 4E have been fulfilled, and (vi) in reasonable detail, the nature and anticipated date of the Credit Agreement Mandatory Prepayment.

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Paragraph 4E to the contrary, so long as the Intercreditor Agreement is in effect, any Net Cash Proceeds (as defined in the Credit Agreement) of a Disposition referred to in Section 2.06(b)(ii) of the Credit Agreement or an Extraordinary Receipt (as defined in the Credit Agreement) referred to in Section 2.06(b)(v) of the Credit Agreement shall, to the extent provided in the Intercreditor Agreement, be distributed as provided therein and shall not require an offer to prepay under this paragraph 4E; provided, however, if any portion of an “Offered Repayment” (as such term is defined in the Intercreditor Agreement) relating to a Disposition referred to in Section 2.06(b)(ii) of the Credit Agreement or an Extraordinary Receipt (as defined in the Credit Agreement) referred to in Section 2.06(b)(v) of the Credit Agreement is paid to the Company or any Guarantor as a result of the rejection of all or a portion of an Offered Repayment by any Other Senior Creditor, the Company shall make an offer to prepay in accordance with this paragraph 4E in an aggregate amount determined in accordance with paragraph 4E(1) with respect to the Net Cash Proceeds (as defined in the Credit Agreement) not applied pursuant to the Intercreditor Agreement.
     4F. Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B, upon acceptance of an offer to prepay pursuant to paragraph 4E or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.”
     1.4. Paragraph 5A of the Note Agreement is amended by adding the words “, or limited liability company” after the first appearance of the word “corporate” therein.
     1.5. Clause (b) of paragraph 5F of the Note Agreement is amended by adding the words “or with respect to the absence of any material misstatement” after the words “unqualified as to scope of audit” therein.
     1.6. Paragraph 5K of the Note Agreement is amended and restated in its entirety as follows:
     5K. Subsequent Guarantors. The Company covenants that at all times the assets of the Company and all Guarantors shall constitute at least 95% of Consolidated

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Total Assets (excluding, for the purposes of this calculation, the assets of the Foreign Subsidiaries (except (i) with respect to the Canadian Subsidiary, so long as the assets of the Canadian Subsidiary do not constitute more than 20% of Consolidated Total Assets, (ii) with respect to the Mexican Subsidiary, so long as the assets of the Mexican Subsidiary do not constitute more than 5% of Consolidated Total Assets)) and (iii) with respect to any other Foreign Subsidiaries, so long as the assets of all such Foreign Subsidiaries do not constitute more than 30% of Consolidated Total Assets) and the Company and the Guarantors shall have contributed at least 95% of Consolidated EBITDA (excluding, for the purposes of this calculation, the EBITDA of the Foreign Subsidiaries (except (i) with respect to the Canadian Subsidiary, so long as the assets of the Canadian Subsidiary do not constitute more than 20% of Consolidated Total Assets, (ii) with respect to the Mexican Subsidiary, so long as the assets of the Mexican Subsidiary do not constitute more than 5% of Consolidated Total Assets) and (iii) with respect to any other Foreign Subsidiaries, so long as the assets of all such Foreign Subsidiaries do not constitute more than 30% of Consolidated Total Assets)) for the four quarters then most recently ended. To the extent necessary to permit the Company to comply with the foregoing the Company will cause one or more Significant Subsidiaries to become Guarantors and the Company will cause each such Significant Subsidiary to deliver to the holders of the Notes (i) a joinder agreement to the Guaranty Agreement, which joinder agreement is to be in the form of Exhibit A to the Guaranty Agreement; (ii) an opinion of counsel to such Person with respect to the Guaranty Agreement and such joinder agreement which is in form and substance reasonably acceptable to the Required Holders; and (iii) all applicable Collateral Documents and any other documents as may be necessary or appropriate to permit the Company to be in compliance with its obligations set forth in this paragraph 5K. The Guarantors shall be permitted to guaranty all Other Senior Debt.
     1.7. The Note Agreement is amended by adding new paragraphs 5O, 5P and 5Q as follows:
     “5O. Notices. The Company covenants that it shall promptly notify you and any Institutional Holder:
     (a) of the occurrence of any Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

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     (c) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; and
     (d) of the occurrence of any Internal Control Event.
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and propose to take with respect thereto. Each notice pursuant to paragraph 5O shall describe with particularity any and all provisions of this Agreement and any other Transaction Document that have been breached.
     5P. Compliance with Terms of Leaseholds. The Company covenants that it shall, and shall cause each of its Subsidiaries to, make all payments and otherwise perform all obligations in respect of all leases of real property to which the Company or such Subsidiary is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify each Institutional Holder of any default by any party with respect to such leases and cooperate with the holders of the Notes in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
     5Q. Material Contracts. The Company covenants that it shall, and shall cause each of its Subsidiaries to, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Required Holder(s) and, upon request of the Required Holder(s), make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Company any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.”
     1.8 Paragraph 6A of the Note Agreement is amended and restated in its entirety as follows:
     “6A. Adjusted Consolidated Net Worth. The Company will not permit its Adjusted Consolidated Net Worth (calculated on the last day of each fiscal quarter) to be less than $149,180,000 plus the cumulative sum of (x) 40% of Consolidated Net Income (but only if a positive number), plus (y) 75% of Net Cash Proceeds received by the Company from the issuance of Equity Interests by the Company for (i) each completed fiscal year of the Company ending after December 31, 2005, and (ii) the period from the

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beginning of the then current fiscal year through the end of the then most recently ended fiscal quarter which shall have been completed (if any shall have been completed) in such then current fiscal year; provided, that at any time the Company or any Subsidiary incurs additional Indebtedness, immediately following and after giving effect to the incurrence of such additional Indebtedness, the Adjusted Consolidated Net Worth shall not be less than the minimum Adjusted Consolidated Net Worth that would have been permitted as of the last day of the then most recently ended fiscal quarter.”
     1.9. Paragraph 6D of the Note Agreement is amended and restated in its entirety as follows:
     “6D. Liens. The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on their properties or assets, whether now owned or hereafter acquired, except:
     (a) Liens on property created substantially contemporaneously or within 180 days of the acquisition thereof to secure or provide for all or a portion of the purchase price of such property, provided that (i) such Liens do not extend to other property of the Company or any Subsidiary, (ii) the aggregate principal amount of Indebtedness secured by each such Lien does not exceed 80% of the purchase price at the time of acquisition of the property subject to such Lien, and (iii) the Indebtedness secured by such Liens is otherwise permitted by paragraph 6B and paragraph 6C;
     (b) Liens on assets existing at the time such assets are acquired by the Company or a Subsidiary; provided that (i) no such Lien is created in contemplation of or in connection with such acquisition, (ii) no such Lien shall apply to any other property or assets of the Company or any Subsidiary other than improvements and accessions to the subject assets and proceeds thereof and (iii) no such Lien shall secure obligations other than those which it secures on the date of such acquisition and permitted extensions, renewals and replacements thereof;
     (c) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith by appropriate proceedings and as to which the Company has established adequate reserves therefor on its books in accordance with generally accepted accounting principles;
     (d) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed, such Liens are being contested in good faith by appropriate proceedings and the Company has established adequate reserves therefor on its books in accordance with generally accepted accounting principles;
     (e) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money (including mechanic’s and materialmen’s liens and minor survey exceptions on real property) that in the aggregate do not materially

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interfere with the conduct of the business of the Company or any Subsidiary or materially impair the value of the property or assets subject to such Liens;
     (f) Liens in connection with workers’ compensation, unemployment insurance or other social security laws to secure the public or statutory obligations of the Company or any Subsidiary;
     (g) Liens securing Indebtedness of a Subsidiary to the Company;
     (h) Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in the attached Schedule 6D;
     (i) Liens in favor of Collateral Agent to secure the obligations and liabilities of the Company and the Guarantors under this Agreement and the Other Senior Debt as provided in the Collateral Documents and the Intercreditor Agreement;
     (j) Liens attaching solely to the property and assets of the Canadian Subsidiary to secure Debt of the Canadian Subsidiary and no other Debt;
     (k) Liens attaching solely to the property and assets of any Foreign Subsidiary (other than Guarantors and the Canadian Subsidiary) securing Indebtedness for borrowed money of any such Foreign Subsidiary of not more than U.S. $15,000,000 in the aggregate at any time outstanding for all such Foreign Subsidiaries; and
     (l) (i) If the Notes are not Secured, Liens not otherwise permitted by paragraphs (a) through (k) of this paragraph 6D created, assumed or incurred subsequent to the date of closing to secure Indebtedness, provided that at the time of creating, assuming or incurring such additional Indebtedness and after giving effect thereto and to the application of the proceeds therefrom the sum (without duplication) of the aggregate principal amount of outstanding Consolidated Indebtedness secured by Liens permitted by this paragraph 6D(l) does not exceed 10% of Adjusted Consolidated Net Worth and (ii) if the Notes are Secured, Existing First Priority Liens (as such term is defined in the Intercreditor Agreement) and Future Acquired Liens (as such term is defined in the Intercreditor Agreement).”
     1.10. Paragraph 6E of the Note Agreement is amended by adding the following parenthetical after the words “any Person: in the introductory clause thereof:
“(other than Dispositions permitted under paragraph 6F and sales, transfers and other dispositions permitted under paragraph 6G)”
     1.11. Paragraph 6F of the Note Agreement is amended by replacing the words “15% of Consolidated Total Assets as of the end of the immediately preceding fiscal year” with “$5,000,000”.

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     1.12. Paragraphs 6H, 6I, 6J and 6K of the Note Agreement are renumbered as paragraphs 6I, 6J, 6L and 6M, and new paragraphs 6H, 6K and 6N are added to the Note Agreement as follows:
     “6H. Investments. The Company will not, and will not permit any Subsidiary to make or hold any Investments, except:
     (a) Investments held by the Company and its Subsidiaries in the form of Cash Equivalents;
     (b) Short-term Investments of Foreign Subsidiaries acquired by Foreign Subsidiaries in the ordinary course of business and of a credit quality similar to Cash Equivalents;
     (c) advances to officers, directors and employees of the Company and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
     (d) (i) Investments by the Company and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by Company and its Subsidiaries in the Company, the Canadian Subsidiary and the Guarantors, (iii) additional Investments by Subsidiaries of the Company that are not Guarantors in other Subsidiaries that are not Guarantors and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Company and the Guarantors in wholly-owned Subsidiaries that are not Guarantors in an aggregate amount invested from the date hereof not to exceed $5,000,000;
     (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     (f) Guarantees by the Company or a Guarantor of the obligations, liabilities or indebtedness of the Company, the Canadian Subsidiary or another Guarantor;
     (g) the Guaranty Agreement, the Guarantee by the Company of the Canadian Obligations (as defined in the Credit Agreement) and the Guarantee by the Subsidiaries of the Bank Credit Agreement Debt (as defined in the Intercreditor Agreement);
     (h) Guarantees by any Foreign Subsidiary (other than the Canadian Subsidiary) of the obligations, liabilities or indebtedness of any other Foreign Subsidiary (other than the Canadian Subsidiary);

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     (i) Guarantees by Company of the obligations, liabilities or indebtedness of any Subsidiary (other than the Guarantors and the Canadian Subsidiary) not exceeding $7,500,000 in the aggregate at any time outstanding;
     (j) the Transtar Acquisition;
     (k) Investments existing on the date hereof (other than those referred to in paragraph 6H(d)(i));
     (l) the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Company or one or more of its Wholly-Owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this paragraph 6H(l):
     (i) the Term A Facility (as defined in the Credit Agreement) has been paid in full;
     (ii) any such newly-created or acquired Subsidiary shall comply with the requirements of paragraph 5K;
     (iii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Company and its Subsidiaries in the ordinary course;
     (iv) the prior, effective consent or approval to such purchase shall have been granted by the Board of Directors or equivalent governing body of the acquiree;
     (v) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Company or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);
     (vi) the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof (other than Equity Interests of the Company), all indemnities, earnouts and other contingent payment obligations to (with the amount thereof being determined by reference to the amount reflected on the Company’s or the applicable Subsidiary’s balance sheet as of the first date after the consummation of the applicable Investment), and the aggregate amounts paid or to be paid under noncompete, consulting and

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other affiliated agreements with, the sellers thereof and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Company and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Company and its Subsidiaries for all other purchases and other acquisitions made by the Company and its Subsidiaries pursuant to this paragraph 6H(l) during the immediately preceding 12 months, shall not exceed $50,000,000;
     (vii) (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Company and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in paragraphs 6A, 6B and 6C, such compliance to be determined on the basis of the financial information most recently delivered to the holders of the Notes pursuant to paragraph 5F(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and
     (viii) the Company shall have delivered to each holder of the Notes at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Required Holder(s), certifying that all of the requirements set forth in this paragraph 6H(l) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;
     (m) Investments in promissory notes issued as all or a portion of the purchase price paid in connection with any Disposition permitted by paragraph 6F or any sale permitted by paragraph 6G, not exceeding (i) $10,000,000 in aggregate principal amount at any time outstanding with respect to Dispositions of the Company’s interests in joint ventures in existence on September 5, 2006, or (ii) $1,000,000 with respect to any other such Disposition or sale.
     (n) Investments made after September 5, 2006 in joint ventures not exceeding $7,500,000 in the aggregate at any time outstanding.
     ...
     6K. Off-Balance Sheet Liabilities. The Company will not, and will not permit any Subsidiary to, incur or suffer to exist any Off-Balance Sheet Liabilities, except for existing Off-Balance Sheet Liabilities described in the attached Schedule 6K.
     ...
     6N. Accounting Changes. The Company will not, and will not permit any Subsidiary to, make any change in (a) accounting policies or reporting practices for

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purposes of this Agreement or Securities and Exchange Commission reporting requirements, except as required by generally accepted accounting principles, or (b) fiscal year.”
     1.13. Clause (d) of paragraph 7A of the Note Agreement is amended and restated in its entirety as follows:
     “(d) any default in the observance or performance of paragraph 4E, paragraphs 6A through 6N or in paragraph 7E;”
     1.14. Paragraph 10 of the Note Agreement is amended by adding, or amending and restating, the following definitions as follows:
     “Bank Guarantee Agreement” shall mean that certain Guarantee Agreement, dated as of September 5, 2006, by the Guarantors in favor of the Bank Agent and the Banks, and all joinder thereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.
     “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):
     (a) Investments in (A) commercial paper of a domestic issuer maturing in 270 days or less from the date of issuance which is rated P-2 or better by Moody’s or A-2 or better by S&P, (B) certificates of deposit or banker’s acceptances issued by commercial banks or trust companies located in the United States of America and organized under its laws or the laws of any state thereof each having a combined capital, surplus and undivided profits of $100,000,000 or more, (C) obligations of or fully guaranteed by the United States of America or an agency thereof maturing within three years from the date of acquisition, (D) municipal securities maturing within three years from the date of acquisition which are rated in one of the top two rating classifications by at least one national rating agency, or (E) money market instrument programs which are classified as current assets in accordance with generally accepted accounting principles; and
     (b) Participations in notes maturing within 60 days which are rated P-2 or better by Moody’s or A-2 or better by S&P.
     “Collateral Agent” shall mean Bank of America, N.A., in its capacity as collateral agent under the Intercreditor Agreement, and its successor and assigns in that capacity.

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     “Contractual Obligation” shall mean , as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Credit Agreement” shall mean the “Amended and Restated Credit Agreement”, dated as of September 5, 2006, between the Company, the Canadian Subsidiary, and the Banks, as amended, restated, supplemented or otherwise modified from time to time.
     “Credit Agreement Mandatory Prepayment” shall mean a prepayment of Term A Loans (as defined in the Credit Agreement) pursuant to Section 2.06(b) of the Credit Agreement.
     “Equity Interests” shall mean, with respect to any person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such person (including partnership, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “Intercreditor Agreement” shall mean that certain Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of September 5, 2006, by and among Collateral Agent, Bank of America N.A., the Noteholders (as defined therein), Northern Trust, the Company and the Guarantors, as amended, restated, supplemented or otherwise modified from time to time.
     “Internal Control Event” shall mean a fraud that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of

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any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “Material Adverse Effect” shall mean a (i) a material adverse effect on the business, assets, properties, profits, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis, (ii) the impairment of the ability of the Company to perform its obligations under this Agreement, or (iii) the impairment of the ability of any holder of the Notes to enforce the Company’s and the Guarantor’s obligations under this Agreement, the Notes or any Transaction Document to which it is a party.
     “Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $20,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.
     “Moody’s” shall mean Moody’s Investor Service, Inc.
     “Net Cash Proceeds” shall mean, with respect to the sale or issuance of any Equity Interest by the Company, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.
     “Off-Balance Sheet Liabilities” means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company or any Subsidiary has:
     (a) any obligation under a guarantee contract that has any of the characteristics identified in paragraph 3 of FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others (November 2002) (“FIN 45”), as may be modified or supplemented, and that is not excluded from the initial recognition and measurement provisions of FIN 45 pursuant to paragraphs 6 or 7 of that Interpretation;
     (b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;
     (c) any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, except that it is both

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indexed to the Company’s own stock and classified in stockholders’ equity in the Company’s statement of financial position, and therefore excluded from the scope of FASB Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (June 1998), pursuant to paragraph 11(a) of the Statement, as may be modified or supplemented; or
     (d) any obligation, including a contingent obligation, arising out of a variable interest (as referenced in FASB Interpretation No. 46, Consolidation of Variable Interest Entities (January 2003), as may be modified or supplemented) in an unconsolidated entity that is held by, and material to, the Company or any Subsidiary, where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with, the Company or any Subsidiary.
     “Other Senior Debt” shall mean Debt of the Company and/or its Subsidiaries (i) owed pursuant to the Credit Agreement, (ii) owed pursuant to the Trade Agreement in an aggregate principal amount not in excess of $10,000,000, and (iii) Debt of the Company incurred after the date of closing in compliance with paragraph 6B.
     “Significant Subsidiary” shall mean all Subsidiaries of the Company other than: (i) Foreign Subsidiaries and (ii) any other Subsidiary of the Company which is not required to be a Guarantor pursuant to the provisions of the first sentence of paragraph 5K so long as such Subsidiary described in the foregoing has not guaranteed any Debt of the Company or any other Guarantor (other than the Debt outstanding under this Agreement and the Other Senior Debt).
     “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

A.M. Castle & Co.
September 5, 2006

     “S&P” shall mean Standard & Poor’s Ratings Services, Inc., a division of the McGraw-Hill Companies, and any successor thereto.
     “Trade Agreement” shall mean the Amended and Restated Trade Acceptance Purchase Agreement, dated as of September 5, 2006, between the Company and Northern Trust, as amended, restated, supplemented or otherwise modified from time to time.
     “Transtar Acquisition” means the purchase by the Company of 100% of the outstanding Equity Interests of Transtar Intermediate Holdings #2, Inc., pursuant to the Transtar Stock Purchase Agreement.
     “Transtar Entities” shall mean Transtar Intermediate Holdings #2, Inc., a Delaware corporation, Transtar Metals Holdings, Inc., a Delaware corporation, Transtar Inventory Corp., a Delaware corporation, Transtar Metals Corp., a Delaware corporation and Transtar Marine Corp., a Delaware corporation.
     “Transtar Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of August 12, 2006, among Transtar Holdings #2, LLC, as seller, and the Company, as buyer.
     1.15. Paragraph 10C is amended by adding the following sentence to the end thereof:
“In the event that compliance with the provisions of the Pension Protection Act of 2006 by the Company and its Subsidiaries results in non-cash charges which are reflected on the Company’s balance sheets or income statements, such charges shall be disregarded for purposes of calculating Adjusted Consolidated Net Worth, the ratio of Consolidated Debt to Consolidated Total Capitalization and the ratio of Net Working Capital to Consolidated Debt hereunder.”
     1.16. Schedule 2 to Exhibit F (Compliance Certificate) to the Note Agreement is hereby amended and restated in its entirety as set forth on Schedule 2 hereto.
     1.17. The Note Agreement is amended (i) by adding new Schedules 6D and 6K thereto in the form of Schedules 6D and 6K hereto and (ii) by amending and restating Schedule 8A(1) thereto in the form of Schedule 8A(1) attached hereto.
     1.18. Section 5 of the Guaranty Agreement is hereby amended by replacing the reference to “paragraph 5K(a)” therein with “paragraph 5K”.
     SECTION 2. Representations and Warranties. The Company and each Guarantor represents and warrants that (a) each representation and warranty set forth in paragraph 8 of the Note Agreement and the other Transaction Documents to which it is a party, is true and correct as of the date of execution and delivery of this letter by the Company or such Guarantor with the same effect as if made on such date (except to the extent such representations and warranties

A.M. Castle & Co.
September 5, 2006

expressly refer to an earlier date, in which case they were true and correct as of such earlier date and except that the representations and warranties contained in paragraph 8B of the Note Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of paragraph 5F of the Note Agreement); (b) both before and after giving effect to the amendments set forth in Section 1 hereof, no Event of Default or Default exists or has occurred and is continuing on the date hereof; and (c) both before and after giving effect to the amendments set forth in Section 1 hereof and the consummation of the transactions contemplated by the Credit Agreement, Trade Agreement and Transtar Stock Purchase Agreement, the Company, individually and together with its Subsidiaries on a consolidated basis, is Solvent.
     SECTION 3. Conditions Precedent. This amendments in Section 1 of this letter shall become effective on the date (the “Effective Date”) when each Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date hereof unless otherwise indicated, and on the Effective Date in full force and effect:
     (i) counterparts to this letter executed by the Company and each Guarantor;
     (ii) counterparts to the Intercreditor Agreement executed by the Collateral Agent, Bank of America, N.A., Northern Trust, the Company and the Guarantors;
     (iii) a copy of the amendments to certain Collateral Documents set forth on Exhibit C to the Intercreditor Agreement (the “Collateral Document Amendments”);
     (iv) a Joinder to the Guaranty Agreement, in the form of Exhibit A hereto, executed by each Transtar Entity;
     (v) a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of each Transtar Entity certifying, among other things, (a) as to the names, titles and true signatures of the officers of such Transtar Entity authorized to sign the Transaction Documents to which such Transtar Entity is a party, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation of such Transtar Entity, certified by the Secretary of State of the state of organization of such Transtar Entity, as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws of such Transtar Entity, which were duly adopted and are in effect as of the Date and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d), below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the such Transtar Entity, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which such Transtar Entity is a party, and that such resolutions have not been amended, modified,

A.M. Castle & Co.
September 5, 2006

revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders of such Transtar Entity, or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that the Transaction Documents executed and delivered to such Purchaser by such Transtar Entity, are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to such Transtar Entity have been commenced or are contemplated;
     (vi) a certificate of corporate or other type of entity and tax good standing for each Transtar Entity from the Secretary of State of the state of organization of such Transtar Entity and of each state in which such Transtar Entity is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date;
     (vii) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name any Transtar Entity (under its present name and previous names) as debtor and which are filed in the office of the Secretary of State in any state in which any Transtar Entity is located (as determined under the UCC), and lien and judgment search reports from the county recorder of any county in which any Transtar Entity maintains an office or in which any assets of any Transtar Entity are located;
     (viii) a favorable opinion of McDermott Will & Emery, special counsel to the Transtar Entities, and each Transtar Entity, by its execution hereof, hereby requests and authorizes such special counsel to render such opinion and to allow each holder of the Notes to rely on such opinion, and understands and agrees that each Purchaser receiving such an opinion will be relying, and is hereby authorized to rely, on such opinion;
     (ix) a copy of the Credit Agreement and all instruments, documents and agreements delivered at the closing of and making of the term loan and the initial revolving loan thereunder, certified by an Officer’s Certificate, dated the Effective Date, as correct and complete;
     (x) a copy of the Trade Agreement and all instruments, documents and agreements delivered at the closing thereof, certified by an Officer’s Certificate, dated the Effective Date, as correct and complete;
     (xi) an Officer’s Certificate confirming that all conditions precedent to the Transtar Acquisition have been satisfied or waived by the applicable Persons;
     (xii) evidence that all commitments under the Financing Agreement, dated as of December 14, 2004 among Transtar Inventory Corp., Transtar Metals Corp., U.S. Bank National Association, as Agent, and the other lenders party thereto (the “Existing Credit Facilities Agreement”) have been or concurrently with the Effective Date are being terminated, and all outstanding amounts thereunder paid in full and all Liens

A.M. Castle & Co.
September 5, 2006

securing obligations under the Existing Credit Facilities Agreement have been or concurrently with the Effective Date are being released;
     (xiii) evidence that after giving effect to the U.S. Revolving Credit Loans (as defined in the Credit Agreement) on the Effective Date, Undrawn Availability (as defined in the Credit Agreement) is not less than $15,000,000;
     (xiv) evidence that (i) the Consolidated EBITDA of the Company and its Subsidiaries (with Subsidiaries being determined after giving effect to the consummation of the Transtar Acquisition) for the 12 months ended June 30, 2006 was not less than $105,000,000, and (ii) the ratio of Consolidated Debt to Consolidated EBITDA of the Company and its Subsidiaries (with Subsidiaries being determined after giving effect to the consummation of the Transtar Acquisition and with EBITDA being calculated for the 12 months ended June 30, 2006) as of the Effective Date is not greater than 2.75 to 1.0; and
     (xi) such other certificates, documents and agreements as such Purchaser may reasonably request.
     SECTION 4. Reference to and Effect on Note Agreement. Upon the effectiveness of the amendments to the Note Agreement made in this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The Company and each Guarantor hereby represents and warrants that all necessary or required consents to this letter have been obtained and are in full force and effect. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement, any Note or any of the other Transaction Documents, (b) operate as a waiver of any right, power or remedy of the holder of any Note, (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any of the other Transaction Documents at any time or (d) be construed as a course of dealing or other implication that any holder of any Note has agreed to or is prepared to grant any consents or agree to any amendments to the Note Agreement, any Note or any of the other Transaction Documents in the future, whether or not under similar circumstances.
     SECTION 5. Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the holders of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter or the transactions contemplated hereby, in enforcing any rights under this letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby. The obligations of the Company under this Section 5 shall survive transfer by any holder of a Note of any Note and payment of any Note.

A.M. Castle & Co.
September 5, 2006

     SECTION 6. Reaffirmation. Each Guarantor hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement to which it is a party and each of the other Transaction Documents to which it is a party. Each Guarantor hereby consents to the terms and conditions of this letter and reaffirms its obligations and liabilities under or with respect to the Note Agreement as amended by this letter.
     SECTION 7. Collateral Documents. The Company and the Guarantors have heretofore executed and delivered certain Collateral Documents and concurrently herewith are executing the Collateral Document Amendments. The Company and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents, as amended by the Collateral Document Amendments, continue to secure, among other things, the obligations arising under the Note Agreement as amended hereby; and the Collateral Documents, as amended by the Collateral Document Amendments, and the rights and remedies of the holders of the Notes and Collateral Agent thereunder, the obligations of the Company and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents, as amended by the Collateral Document Amendments, as to the indebtedness which would be secured thereby prior to giving effect to this letter agreement.
     SECTION 8. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
     SECTION 9. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
[signature page follows]

Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ G. Anthony Coletta

Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ G. Anthony Coletta

Vice President

Agreed and Accepted:

A. M. CASTLE & CO.

By:	/s/ Lawrence A. Boik

Name:	Lawrence A. Boik
Title:	Vice President

GUARANTORS:

DATAMET, INC.

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary

KEYSTONE TUBE COMPANY, LLC

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary

TOTAL PLASTICS, INC.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President

PARAMONT MACHINE COMPANY, LLC

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary

ADVANCED FABRICATING
TECHNOLOGY, LLC

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary

OLIVER STEEL PLATE CO.

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary

METAL MART, LLC

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Vice President

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President

TRANSTAR METALS HOLDINGS, INC.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President

TRANSTAR INVENTORY CORP.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President

TRANSTAR METALS CORP.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President

TRANSTAR MARINE CORP.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President

A.M. Castle & Co.
September 5, 2006

EXHIBIT A
JOINDER AGREEMENT NO. 1 TO GUARANTY AGREEMENT
Re: A. M. CASTLE & CO.
     This Joinder Agreement is made as of September 5, 2006, in favor of the Holders (as such terms are defined in the Castle Guaranty, as hereinafter defined).
A. Reference is made to the Guaranty Agreement made as of November 17, 2005 (as such Guarantee may be supplemented, amended, restated or consolidated from time to time, the “Castle Guaranty”) by certain Persons in favor of the Holders (as defined in the Castle Guaranty), under which such Persons have guaranteed to the Holders the due payment and performance by A. M. Castle & Co. (“Castle”) of the Guarantied Obligations (as defined in the Castle Guaranty).
B. Capitalized terms used but not otherwise defined in this Joinder Agreement have the respective meanings given to such terms in the Castle Guaranty, including the definitions of terms incorporated in the Castle Guaranty by reference to other agreements.
C. Section 5 of the Castle Guaranty provides that additional Persons may from time to time after the date of the Castle Guaranty become Guarantors under the Castle Guaranty by executing and delivering to the Holders a supplemental agreement to the Castle Guaranty in the form of this Joinder Agreement.
     For valuable consideration, each of the undersigned (each a “New Guarantor”) severally (and not jointly, or jointly and severally) agrees as follows:
     1. Each of the New Guarantors has received a copy of, and has reviewed, the Castle Guaranty and the Transaction Documents in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement to the Holders pursuant to Section 5 of the Castle Guaranty.
     2. Effective from and after the date this Joinder Agreement is executed and delivered to the Holders by any one of the New Guarantors (and irrespective of whether this Joinder Agreement has been executed and delivered by any other Person), such New Guarantor is, and shall be deemed for all purposes to be, a Guarantor under the Castle Guaranty with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations, as if such New Guarantor was, effective as of the date of this Joinder Agreement, an original signatory to the Castle Guaranty as a Guarantor. In furtherance of the foregoing, each of the New Guarantors jointly and severally guarantees to Holders in accordance with the provisions of the Castle Guaranty the due and punctual payment and performance in full of each of the Guarantied Obligations as each such Guarantied Obligation becomes due from time to time (whether because of maturity, default, demand, acceleration or otherwise) and

A.M. Castle & Co.
September 5, 2006

understands, agrees and confirms that the Holders may enforce the Castle Guaranty and this Joinder Agreement against such New Guarantor for the benefit of the Holders up to the full amount of the Guarantied Obligations without proceeding against any other Guarantor, Castle, any other Person or any collateral securing the Guarantied Obligations. The terms and provisions of the Castle Guaranty are incorporated by reference in this Joinder Agreement.
     3. Upon this Joinder Agreement bearing the signature of any Person claiming to have authority to bind any New Guarantor coming into the hands of any Holder, and irrespective of whether this Joinder Agreement or the Castle Guaranty has been executed by any other Person, this Joinder Agreement will be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, such New Guarantor free from any promise or condition affecting or limiting the liabilities of such New Guarantor and such New Guarantor shall be, and shall be deemed for all purposes to be, a Guarantor under the Castle Guaranty. No statement, representation, agreement or promise by any officer, employee or agent of any Holder forms any part of this Joinder Agreement or the Castle Guaranty or has induced the making of this Joinder Agreement or the Castle Guaranty by any of the New Guarantors or in any way affects any of the obligations or liabilities of any of the New Guarantors in respect of the Guarantied Obligations.
     4. This Joinder Agreement may be executed in counterparts. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same Joinder Agreement. Delivery of an executed signature page to this Joinder Agreement by any New Guarantor by facsimile transmission shall be as effective as delivery of a manually executed copy of this Joinder Agreement by such New Guarantor.
     5. This Joinder Agreement is a contract made under, and will for all purposes be governed by and interpreted and enforced according to, the internal laws of the State of Illinois excluding any conflict of laws rule or principle which might refer these matters to the laws of another jurisdiction.
     6. This Joinder Agreement and the Castle Guaranty shall be binding upon each of the New Guarantors and the successors of each of the New Guarantors. None of the New Guarantors may assign any of its obligations or liabilities in respect of the Guarantied Obligations.
[signature page follows]

     IN WITNESS OF WHICH this Joinder Agreement has been duly executed and delivered by each of the New Guarantors as of the date indicated on the first page of this Joinder Agreement.

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.,
a Delaware corporation

By:

Name:

Title:

TRANSTAR METALS HOLDINGS, INC., a Delaware corporation

By:

Name:

Title:

TRANSTAR INVENTORY CORP., a Delaware corporation

By:

Name:

Title:

TRANSTAR METALS CORP., a Delaware corporation

By:

Name:

Title:

TRANSTAR MARINE CORP., a Delaware corporation

By:

Name:

Title:

SCHEDULE 2
For the Quarter/Year ended                                         (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Paragraph 5K — Subsequent Guarantors

	A.	Assets of the Canadian Subsidiary as a percentage of Consolidated Total Assets			%

	B.	Assets of the Mexican Subsidiary as a percentage of Consolidated Total Assets			%

	C.	Assets of the Foreign Subsidiaries (other than the Canadian Subsidiary and the Mexican Subsidiary) as a percentage of Consolidated Total Assets			%

II.	Paragraph 6A — Adjusted Consolidated Net Worth.

	A.	Adjusted Consolidated Net Worth at Statement Date:

		1.	Consolidated Stockholders Equity:	$

		2.	Restricted Investments in excess of 10% of Consolidated Stockholders Equity:	$

		3.	Adjusted Consolidated Net Worth (Line I.A.1 less Line I.A.2):	$

	B.	Minimum Required Adjusted Consolidated Net Worth:		$

	1.	$ :		$

		2.	plus the sum of 40% of Consolidated Net Income (but only if a positive number) earned in each completed fiscal year ending after December 31, 2005:	$

		3.	plus 40% of Consolidated Net Income (but only if a positive number) for the portion of the fiscal year to date:	$

		4.	plus 75% of Net Cash Proceeds received by the Company from the issuance of Equity Interests by the Company:	$

		5.	Minimum Required Adjusted Consolidated Net Worth (I.B.1 plus I.B.2 plus I.B.3. plus I.B.4.):	$

	D.	Excess (deficient) for covenant compliance (Line I.A.3 less I.B.4):		$

III.	Paragraph 6B – Consolidated Debt to Consolidated Total Capitalization.

	A.	Consolidated Debt:		$

	B.	Consolidated Total Capitalization:		$

	C.	Consolidated Debt to Consolidated Total Capitalization (Line II.A. ) Line II.B.):		to 1.0

	Minimum required:				0.55 to 1.0

IV.	Paragraph 6C – Net Working Capital to Consolidated Debt.

	A.	Net Working Capital:		$

	B.	Consolidated Debt:		$

	C.	Net Working Capital to Consolidated Debt: (Line III.A. ) Line III.B.)		to 1.0

	Minimum required:				1.0 to 1.0

SCHEDULE 6D
EXISTING LIENS
1.	Specific equipment of Transtar Metals Corp. is subject to Liens pursuant to that certain Interim Financing Agreement, dated as of June 20, 2006, between Transtar Metals Corp. and General Electric Capital Corporation and that certain Master Lease Agreement, dated as of April 28, 2006, between Transtar Metals Corp. and General Electric Capital Corporation.
Liens represented by the following financing statements:
2.	UCC Financing Statement Number 31773194, filed with the Delaware Secretary of State on July 14, 2003. against Transtar Metals Corp. by NMHG Financial Services, Inc. covering specific equipment.
3.	UCC Financing Statement Number 31100182, filed with the Delaware Secretary of State on November 20, 2003, as amended April 15, 2003 and May 3, 2004, against Transtar Metals Corp. by Fleet Capital Corporation covering specific equipment.
4.	UCC Financing Statement Number 41795048, filed with the Delaware Secretary of State on June 28, 2004, as amended September 10, 2004, against Transtar Metals Corp. by De Lage Landen Financial Services covering specific equipment.
5.	UCC Financing Statement Number 51067249, filed with the Delaware Secretary of State on April 7, 2004, as amended June 22, 2005, against Transtar Metals Corp. and Transtar Metals Holdings, Inc. by California First Leasing Corporation covering specific equipment.
6.	UCC Financing Statement Number 42457531, filed with the Delaware Secretary of State on August 31, 2004, as amended October 25, 2004, against Transtar Metals Corp. and Transtar Metals Holdings, Inc. by California First Leasing Corporation covering specific equipment.
7.	UCC Financing Statement Number 42089540, filed with the Delaware Secretary of State on July 26, 2004, against Transtar Metals Corp. by Greater Bay Bank N.A. covering specific equipment.
8.	UCC Financing Statement Number 20047004746305, filed with the California Secretary of State on November 19, 2004, against Transtar Metals Corp. by Greater Bay Bank N.A. covering specific equipment.
9.	UCC Financing Statement Number 52553213, filed with the Delaware Secretary of State on August 11, 2005, against Transtar Metals Holdings, Inc. by Raymond Leasing Corporation covering specific equipment.
10.	UCC Financing Statement Number 50248865, filed with the Delaware Secretary of State on January 24, 2005, against Transtar Metals Holdings, Inc. by Raymond Leasing Corporation covering specific equipment.
11.	UCC Financing Statement Number 20047001453660, filed with the California Secretary of State on October 25, 2005, against Transtar Metals Corp. by Raymond Leasing Corporation covering specific equipment.

12.	UCC Financing Statement Number 20047001500380, filed with the California Secretary of State on October 26, 2005, against Transtar Metals Corp. by Raymond Leasing Corporation covering specific equipment.
13.	UCC Financing Statement Number 200420860173, filed with the California Secretary of State on July 19, 2004, against Transtar Metals Corp. by Wells Fargo Financial Leasing, Inc. covering specific equipment.
14.	UCC Financing Statement Number 20067065119570, filed with the California Secretary of State on April 3, 2006, against Transtar Metals Corp. by Accurate Air Engineering, Inc. covering specific equipment.
15.	UCC Financing Statement Number 42425322, filed with the Delaware Secretary of State on August 27, 2004, against Transtar Metals Corp. by American Express Business Finance covering specific equipment.
16.	UCC Financing Statement Number 31148413, filed with the Delaware Secretary of State on May 5, 2003, against Transtar Intermediate Holdings #2, Inc. by CIT Communications Finance Corporation covering specific equipment. [Note — This financing statement should have been filed against Transtar Intermediate Holdings, Inc. (the former name of Transtar Metals Holdings, Inc.), but was mistakenly filed against Transtar Intermediate Holdings #2, Inc.
17.	UCC Financing Statement Number 62152338, filed with the Delaware Secretary of State on June 22, 2006, against Transtar Metals Corp. by General Electric Capital Corporation covering specific equipment.
18.	UCC Financing Statement Number 31100141, filed with the Delaware Secretary of State on April 25, 2003, against Transtar Marine Corp. Fleet Capital Corporation covering specific equipment.
19.	A portion of the property at 26826 68th Avenue South, Kent, WA 98032 has been subleased to Meridian Transportation Resources, L.L.C., pursuant to a Sublease, dated March 18, 2003.

SCHEDULE 6K
EXISTING OFF-BALANCE SHEET LIABILITIES
None.

SCHEDULE 8A(1)
SUBSIDIARIES
AND OTHER EQUITY INVESTMENTS

Part (a)	Subsidiaries.

Subsidiary	Jurisdiction of Organization
A. M. Castle & Co. (Canada) Inc.	Ontario, Canada
Castle Metals de Mexico, S.A. de C.V.	Mexico
Castle Foundation, Inc.	Illinois
Castle IND MGR, Inc. (dissolution in process)	Delaware
Castle SPFD, LLC (dissolution in process)	Delaware
Datamet, Inc.	Illinois
Hy-Alloy Steels Company	Delaware
KSI, LLC	Delaware
Keystone Services Inc.	Indiana
Keystone Tube Company LLC	Delaware
Metal Mart, LLC	Delaware
Oliver Steel Plate Co.	Delaware
Pacific Metals Company	California
Total Plastics, Inc.	Michigan
Advanced Fabricating Technology, LLC	Delaware
Paramont Machine Company, LLC	Delaware
Transtar Intermediate Holdings #2, Inc.	Delaware
Transtar Metals Holdings, Inc.	Delaware
Transtar Inventory Corp.	Delaware
Transtar Metals Corp.	Delaware
Transtar Marine Corp.	Delaware
Transtar Metals Limited	United Kingdom
Transtar Metals France	France

Part (b)	Other Equity Investments.

Entity	Equity Holder	Ownership
Interest

Depot Metal, LLC	A. M. Castle & Co.	50.0%
(holder of 100% of equity interests of Kreher Steel Company, LLC)